CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds III: International Growth Fund, International Core Fund, and Global Shareholder Yield Fund of our reports dated April 23, 2015 relating to the financial statements and financial highlights included in the February 28, 2015 Annual Report to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 24, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds III: Disciplined Value Fund, International Value Equity Fund, Strategic Growth Fund, Core High Yield Fund, Small Company Fund, Disciplined Value Mid Cap Fund, and Select Growth Fund of our reports dated May 18, 2015 relating to the financial statements and financial highlights included in the March 31, 2015 Annual Report to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 24, 2015